UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2 TO

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VS MEDIA HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6/F, KOHO,

75 Hung To Road,

Kwun Tong, Hong Kong

+852 2865 9992

(Address of Principal Executive Offices, Including Zip Code)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Telephone: +852-3923-1111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-8 (“Post-Effective Amendment”) amends the Registration Statement on Form S-8 (File No. 333-276310) of VS Media Holdings Limited (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2023 (together with the Post-Effective Amendment, the “Registration Statement”), with respect to the Class A ordinary shares issuable pursuant to the Registrant’s 2023 Equity Incentive Plan.

On November 26, 2025, the Registrant’s board of directors adopted an Amended and Restated 2023 Equity Incentive Plan (the “A&R 2023 Plan”), pursuant to which the maximum aggregate number of shares that may be issued under the 2023 Equity Incentive Plan was adjusted from 4,400,000 (adjusted for post share combination) Class A ordinary shares to 9,850,000 Class A ordinary shares, increased by 5,450,000 Class A ordinary shares. The rest of provisions of the 2023 Equity Incentive Plan will remain in full force and effect. As a result, the Registrant is filing this Post-Effective Amendment to incorporate the A&R 2023 Plan as an exhibit to the Registration Statement and to reflect that a total of up to 9,850,000 Class A ordinary shares have or may become available for issuance under the A&R 2023 Plan. The Registrant is also filing a new registration statement on Form S-8 to register the additional 5,450,000 Class A ordinary shares that will become available for issuance under the A&R 2023 Plan.

Exhibit Index.

Exhibit Number	Description

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1*	Amended and Restated 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Form 6-K (File No. 001-41817) furnished to the Commission on November 26, 2025)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China on December 11, 2025.

VS MEDIA HOLDINGS LIMITED

By:	/s/ Nga Fan Wong
Name:	Nga Fan Wong
Title:	Chief Executive Officer, Chairman

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Nga Fan Wong, acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Nga Fan Wong	Chief Executive Officer, Chairman	December 11, 2025
Nga Fan Wong	(Principal Executive Officer)

/s/ Yuet Wang Mok	Chief Financial Officer	December 11, 2025
Yuet Wang Mok	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ho Ling Honnus Cheung	Director	December 11, 2025
Ho Ling Honnus Cheung

/s/ Liqian Liao	Director	December 11, 2025
Liqian Liao

/s/ Rose Ellen Steinberg	Director	December 11, 2025
Rose Ellen Steinberg

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 11, 2025.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President